Exhibit 10.44

TERMINATION AGREEMENT

Reference is made to (i) the Installment Note executed as of the 20th day of July 1999 (the “Installment Note”) by Ascent Management, Inc., a Delaware corporation (“AMI” or the “Borrower”) and wholly-owned subsidiary of Ascent Assurance, Inc., a Delaware corporation (“Ascent”, formerly known as Westbridge Capital Corp.), and (ii) the Guaranty executed as of the 21st day of July 1999 (as modified and supplemented and in effect on the date hereof, the “Guaranty”) issued by Ascent Funding, Inc. in favor of the Bank.

(1) Payment of Installment Note. The Bank hereby acknowledges receipt on January 31, 2003 of an amount equal to $1,624,406.96 representing the payment of prepayment in full of all outstanding amounts owed to AMI under and in connection with the Installment Note. As a result, the Installment Note and the Guaranty are hereby deemed to be terminated.

IN WITNESS WHEREOF, the Bank has caused this Termination and Release to be duly executed as of the 31st day of January 2003.

LASALLE BANK NATIONAL ASSOCIATION
By: /Bradley Kronland/
Name: Bradley Kronland
Title: Assistant Vice President